U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 3, 2001

                         NESS ENERGY INTERNATIONAL, INC.
         (Exact name of registrant as specified in its charter)


                                  Washington
          (State or jurisdiction of incorporation or organization)

                                    0-10301
                           (Commission File Number)

                                   91-1067265
                  (I.R.S. Employer Identification Number)

         4201 East Interstate 20, Willow Park, Texas          76087
          (Address of principal executive offices)          (Zip Code)

               Registrant's telephone number:  (817) 341-1477



    (Former name or former address, if changed since last report)

ITEM 5.  OTHER INFORMATION.

     The Israel Petroleum Commissioner has notified Hesed Energy International, Inc. ("Hesed"), a private company affiliated with the Registrant, that effective on December 3, 2001 Hesed no longer has the drilling rights to the Metzada License. The Israeli regulatory authority set an October 1, 2001 deadline for "spudding-in" a well within the Metzada License area; that date was subsequently extended to December 3, 2001 to allow additional time for the Registrant to arrange funding and acquire 45% of the working interest in this license.

     This notification by the Israel Petroleum Commission stated that the reason for this decision was that a well has not been spudded-in by the time required. The Registrant has now made an application to obtain the Metzada License outright.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Ness Energy International, Inc.



Date: December 26, 2001              By:  /s/ Hayseed Stephens
                                     Hayseed Stephens,
                                     President and Chief Executive Officer